EXECUTION



                           FIRST AMENDED AND RESTATED

                          JOINT ACTION AGENCY AGREEMENT




                                   RELATING TO



                      THE ALASKA RAILBELT ENERGY AUTHORITY










                           Dated as of August 1, 2005




                                 ATER WYNNE LLP



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                          JOINT ACTION AGENCY AGREEMENT
                                 RELATING TO THE
                        ALASKA RAILBELT ENERGY AUTHORITY

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         THIS JOINT ACTION AGENCY AGREEMENT ("Agreement"), dated as of this first day of August, 2005, by and among the Municipality of Anchorage d/b/a Anchorage Municipal Light & Power (ML&P), Chugach Electric Association, Inc. (Chugach), and Golden Valley Electric Association (GVEA) ("Initial Member Utilities"):

                                   WITNESSETH:

         WHEREAS, pursuant to 42.45.300 of the Alaska Statutes, two or more public utilities may form a joint action agency for the purpose of participation in the design, construction, operation, and maintenance or removal of a generating or transmission facilities and to secure financing for carrying out the design, construction, operation, and maintenance of such facilities; and

         WHEREAS, pursuant to 42.45.310 of the Alaska Statutes, two or more public utilities that purchase power from a power project acquired or constructed as part of the former energy program for Alaska and owned by the Alaska Energy Authority may form a joint action agency to purchase the power project from the Alaska Energy Authority if the purchase and sale of the project has been first authorized by law; and

         WHEREAS, each of the Initial Member Utilities is a "public utility" as that term is defined in AS 42.05.990; and

         WHEREAS, each of the Initial Member Utilities possesses a Certificate of Public Convenience and Necessity (CPCN) issued by the State of Alaska and operates and manages generating and transmission facilities or power project and related facilities; and

         WHEREAS, the Alaska Energy Policy Task Force report in 2004 recommended the creation of a Railbelt organization to address regional energy issues; and

         WHEREAS, each Initial Member Utility has previously determined that the formation of the joint action agency (the "Authority") is in the best interests of such Initial Member Utility, and each Initial Member Utility has taken all necessary and appropriate action to approve, and to authorize and direct the execution and delivery of this Agreement;

         NOW, THEREFORE, the Initial Member Utilities, for and in consideration of the mutual promises and agreements herein contained, do hereby agree as follows:

Section 1.        Definitions.  As used in this Agreement:

(a) "Authority" means the joint action agency created by the Initial Member Utilities under Section 2 hereof pursuant to the JAA Act.

(b) "Board" means the Board of the Authority established under Section 7 hereof.

(c) "Bond" or "Bonds" means any evidence of indebtedness issued or entered into by the Authority, including any interest-bearing obligation of the Authority that, by resolution of the Board, obligates the Authority to pay the holder thereof a specified sum of money at specific intervals and to repay the principal amount of the obligation at maturity, together with any bond, note, bond or revenue anticipation note, obligation, loan agreement, financing lease, certificate of participation, bank loan, financing agreement or similar instrument or agreement issued or entered into by the Authority in connection with a Project.

(d) "Bylaws" shall include the Bylaws approved in the manner required herein by the Board, and any amendments thereto at any time.

(e) "Director" means the representative of a Member Utility duly appointed as a member of the Board, or an alternate duly designated by the Member Utility to act in the absence of any such representative pursuant to Section 7 hereof.

(f) "Fiscal Year" means January 1 to December 31 or such other fiscal period as may be established by the Board.

(g) "Initial Member Utilities" mean Municipality of Anchorage d/b/a Anchorage Municipal Light & Power (ML&P), Chugach Electric Association, Inc. (Chugach), Golden Valley Electric Association (GVEA), that are parties to this Agreement.

(h) "JAA Act" means Title 42, Chapter 45, Section 300 et. seq. of the Alaska Statutes (AS 42.45.300, 42.45.310, 42.45.320), as the same may be amended or supplemented from time to time.

(i) "Member Utilities" mean the Initial Member Utilities and such other Public Utilities that may become parties to this Agreement in accordance with Section 14 herein, but excluding those Public Utilities (including any Initial Member Utility) that may withdraw from this Agreement in accordance with Section 14 herein.

(j) "Project" means a generating or transmission facility or power project and related facilities located in the State of Alaska. Details of a particular Project will be described in the acquisition or financing documents associated with such Project.

(k) "Public Utility" means a public utility as defined in AS 42.05.990 that is eligible to become a Member Utility under the JAA Act and is either municipally owned utility or an electric cooperative under AS 10.25.

Section 2. Creation; Name. Pursuant to the JAA Act and this Agreement, there is hereby created a joint action agency to be known as "ALASKA RAILBELT ENERGY AUTHORITY."

Section 3.        Status of Authority.

(a) The Authority shall be an Alaska joint action agency and an instrumentality of the Member Utilities, having a legal existence independent of and separate from the Member Utilities. No debt, liability or obligation of the Authority for a Project shall at any time constitute a debt, liability or obligation of any Member Utility, unless a Member Utility has expressly agreed in writing to assume or become obligated with respect to such debt, liability or obligation of the Authority for such Project. The Authority shall have no power to bind, obligate or impose any debt, liability or obligation of the Authority on any Member Utility without their express consent, other than general administrative costs of the Authority described in Section 3(b) below. The Authority shall continue in existence until dissolved or terminated pursuant to Section 15 hereof.

(b) Each of the Member Utilities is obligated to pay its share of administrative and overhead costs of the Authority. All such administrative and overhead costs shall be approved by the Board in an annual budget. To the maximum extent possible, all Project specific costs, including Project feasibility analysis, shall be allocated by separate agreement to Member Utilities participating in such Project. Each Member Utility shall have an equal percentage share of administrative and overhead costs, unless otherwise described in the Bylaws to be adopted by the Authority pursuant to Section 8 herein. The Bylaws shall describe the procedures for preparing and approving of the Authority's annual budget. To the extent reasonable, the Authority shall operate under a budget approved the Board, and such budget shall establish the annual administrative and overhead costs to be borne by the Member Utilities and a schedule for paying these costs. This in no way shall prevent the Authority from incurring or requiring Member Utilities from paying costs not budgeted, as long as such costs are approved in advance by the Board.

(c) The Authority shall have no power to require any Member Utility to participate in a Project of the Authority. The rights, responsibilities and allocation of costs for each Project (e.g., a generation facility, transmission segment, etc.) shall be established in a Project specific written agreement between the Authority and the participating Member Utilities.

Section 4. Term. This Agreement shall become effective upon execution by each of the Initial Member Utilities and shall continue in full force and effect until such time as it is terminated in writing by all Member Utilities; provided, however, that this Agreement shall not be terminated until such time as all Bonds and all other indebtedness issued or obligations incurred or caused to be issued or incurred by the Authority shall have been paid in full, or full provision shall have been made for payment, including interest until their payment date.

Section 5. Purpose of the Authority. The initial purpose of the Authority is to investigate, evaluate, and improve cooperation of the Member Utilities and coordination of electric generation and/or transmission services involving Projects of the Authority and to do such other things as may be permitted by law that further the interests of the Member Utilities. The Authority is authorized under this Agreement to undertake any of the activities described in Section 6 below. The Member Utilities acknowledge that, if the Authority purchases a state-owned power project as described in AS 42.45.310, this Agreement may be amended pursuant to the provisions of Section 22 herein to include additional provisions and authority under AS 42.45.310.

Section 6. Powers of the Authority. The Authority has the power to do all things not prohibited by law, subject to the limitations and requirements of this Agreement and applicable law, rules and regulations. The Authority is specifically empowered to:

(a) sue and be sued in its own name;

(b) establish, prescribe, adopt, amend and repeal the terms of this Agreement and Bylaws of the Authority;

(c) appoint officers, agents, and employees and vest them with powers and duties and to fix, change, and pay compensation for their services;

(d) investigate, evaluate and improve cooperation and coordination of electric generation and/or transmission services involving Projects of the Authority;

(e) operate, maintain or manage a Project of the Authority or a state-owned power project;

(f) make and execute agreements, contracts, and other instruments necessary or convenient in the exercise of its powers and functions, including contracts, with any person, firm, corporation, government agency, or other entity;

(g) receive, administer, and comply with the conditions and requirements of an appropriation, gift, grant, or donation of property or money;

(h) invest revenue and receipts as directed by the Board and any agents or employees of the Authority so authorized by the Board;

(i) acquire, produce, develop, manufacture, use, transmit, distribute, supply, exchange, sell, establish rates for or otherwise dispose of electric energy to or for any person or entity, and other supplies and services as the Authority determines necessary, proper, incidental or convenient in connection with its purposes;

(j) determine, fix, alter, charge, and collect rates, fees, rentals, and other charges for the use of a Project and any related facilities of the Authority or for the service, electric energy or other commodities sold, rendered, or furnished by it;

(k) enter on any land, water, or premises related to any portion of a Project, or other additional generating, transmission or related facilities for the purpose of making surveys, soundings, tests or other examinations;

(l) exercise the powers of eminent domain in accordance with AS 42.05.631 and those powers authorized under AS 42.05.310, to the extent required to acquire land necessary to the management and operation of a Project or the development, construction, maintenance or improvement of a Project and any related facilities;

(m) adopt, amend, and repeal rules and procedures necessary for the exercise and performance of its powers and duties or to govern the rendering of service, sale or exchange of electrical energy or other services and accommodations;

(n) construct, buy, lease, or otherwise acquire, and equip, maintain, operate, and sell, assign, convey, lease, mortgage, pledge, or otherwise dispose of or encumber lands, buildings, structures, electric, communications or other equipment or systems, dams, plants and equipment, and any other real or personal property, tangible or intangible, which is necessary, convenient or appropriate to accomplish the purposes for which the Authority is formed;

(o) buy, lease, or otherwise acquire and use, and exercise and sell, assign, convey, mortgage, pledge or otherwise dispose of or encumber franchises, rights, privileges, licenses, and easements;

(p) maintain and operate electric energy and electric transmission and distribution lines along, upon, under, over and across publicly owned lands and public thoroughfares, including, without limitation, all roads, highways, streets, alleys, bridges, and causeways;

(q) make donations for the public welfare or for charitable, scientific, or educational purposes;

(r) secure and maintain policies of insurance, establish reserves, enter into risk sharing and other agreements and take all other necessary and/or appropriate actions to manage liabilities and risks associated with the management and/or operation of a Project; and

(s) do and perform any other act or thing, and have and exercise any other power that may be necessary, convenient, or appropriate to accomplish the purposes for which the Authority is established.

Section 7.        Board of Directors.

(a) The Authority shall be governed by a Board of Directors. The Board shall at all times consist of one Director appointed by each of the Member Utilities. Each Member Utility shall also appoint one alternate to the Board, who may attend all meetings and be granted all of the same rights and privileges as an appointed Director, except the right to vote where the appointed Director is present and able to vote on any matter before the Board. Subject to paragraph
(b) below, each Director and alternate shall serve for a one-year term commencing on July 1 and ending on June 30 of each calendar year, provided that a Director or an alternate to the Board shall continue to serve until his or her successor is appointed. Directors and alternates may not be removed except as provided by paragraph (d) below.

(b) Each Member Utility shall appoint its Chief Executive Officer/General Manager as either Director or its alternate. Only employees or board of directors members of a Member Utility shall be eligible for appointment to the Board to represent such Member Utility. In the event a Board member is terminated from employment by the Member Utility he/she represents or fails to be reelected to a Member Utility's board, as applicable, such Director or alternate shall be deemed to have resigned from the Board. A Director or alternate to the Board shall not be either an employee of the Authority or a party to a personal services contract with the Authority at any time that he or she is serving as a Director or alternate to the Board.

(c) The right of a Member Utility to appoint a Director or an alternate to the Board is not transferable to any other entity or person.

(d) A Director or an alternate to the Board may only be removed for cause. Removal of a Director or an alternate to the Board shall require a finding of cause and a vote in favor of removal by a unanimous vote of those remaining Directors. No Director or alternate to the Board shall be entitled to vote on the removal of a Director or an alternate to the Board if such Director or alternate is either the subject of a vote for removal or has been appointed by the same Member Utility as the Director or alternate who is the subject of the vote for removal. "Cause" for purposes of this paragraph (d) is defined as:

(i) The continued failure by the Director or alternate to substantially perform any of his or her material duties hereunder or to follow the reasonable and lawful orders of the Board;

(ii) The Director or alternate's misappropriation of material assets of the Authority;

(iii) Use of alcohol or illegal drugs, materially interfering with the performance of the Director or alternate's obligations;

(iv) Indictment, arraignment or conviction of a felony or of any crime involving moral turpitude, dishonesty or theft;

(v) The Director or alternate has acted outside the scope of his or her authority as a Director or an alternate to the Board, as the case may be, in a manner that results or may result in a material detriment to the Authority or any Member Utility, and the Director or alternate did not reasonably believe the conduct to be in, or not opposed to, the best interests of the Authority.

Section 8.        Bylaws; Rulemaking Authority.

(a) Each Director is entitled to one vote on each matter submitted to a vote of the Board, including voting on the Bylaws, any amendments to the Bylaws or amendments to this Agreement. Other voting rules shall be as set forth in the Bylaws. Prior to the initial organizational meeting of the Board, each Member Utility shall appoint its Director and an alternate to the Board in accordance with the procedural and other requirements to which such Member Utility is subject. A Member Utility shall not be entitled to vote on any business of the Authority at any time the Member Utility is six months or more delinquent in payment of any of its obligations to the Authority.

(b) The Board shall adopt Bylaws which address provisions for the regulation and management of the affairs of the Authority consistent with the requirements of this Agreement and the JAA Act. Such Bylaws or documents shall address the methods of voting by Member Utilities. The resolution approving the Bylaws must be adopted by two-thirds vote of all members of the Board. Following the adoption of the initial Bylaws by the Board, the Bylaws may be revised, altered, or repealed by seventy percent (70%) vote of all members of the Board, unless a higher percentage is specified in the Bylaws.

(c) The Bylaws and any amendments thereto must provide for notice to Directors of all Board meetings, including official meetings or informal meetings or executive sessions, by methods reasonably determined to provide actual notice, at least 24 hours in advance. Board meetings shall generally be held in the State of Alaska.

(d) The Board shall adopt rules to carry out its functions and purposes, including rules to safeguard property owned and managed by the Authority, and to protect employees and persons using or located nearby the Authority's property or services. The Board may establish in the Bylaws a procedure for adopting rules on an emergency and a permanent basis.

Section 9.        Directors and Officers.

(a) Directors and alternates to the Board and officers of the Authority may not receive salaries for services as members of the Board, as alternates to the Board or as officers of the Board and, except in emergencies, may not receive salaries for services provided to the Authority in any other capacity without the approval of a majority of the Board, excluding the vote of the Director or alternate to the Board to be compensated. The Bylaws may, however, prescribe a reasonable fee for each day of attendance at a meeting of the Board or other meeting while officially representing the Authority, and for each day of necessary travel to and from a meeting of the Board or other meeting while officially representing the Authority, and may provide for reimbursement of actual expenses incurred while performing duties as a Director or alternate to the Board or as an officer of the Authority, including but not limited to travel and hotel charges.

(b) The Bylaws shall provide for the Board to annually appoint a Chair, Vice Chair, Treasurer and Secretary from among the Directors and alternates to the Board. One Director may serve in more than one officer position. The Chair shall preside over all meetings of the Authority. The Vice Chair shall preside over all meetings of the Authority in the absence of the Chair. The Treasurer shall keep or arrange to have kept accurate records of all accounts and finances of the Authority, and shall report at least four times per year to the Board with a summary of all accounts and finances. The Secretary shall make all notices of meetings, or arrange to have such notices made, shall keep or arrange to have kept accurate records of all proceedings and meetings of the Authority, and shall promptly provide and obtain approval of all minutes of official meetings of the Authority.

(c) Each officer shall serve for a one-year term commencing on January 1 and ending on December 31 of each calendar year, provided that an officer shall continue to serve until his or her successor is appointed.

Section 10. Employees and Agents. The Board may appoint those other agents and employees that it considers necessary or advisable and shall prescribe their powers and duties. In no event, however, shall any Director or alternate to the Board be either an employee of the Authority or a party to a personal services contract with the Authority at any time that he or she is serving as a Director or alternate to the Board.

Section 11. Financing. Prior to the issuance of any Bonds or other obligations by the Authority for a Project, the Authority shall, if and as necessary, amend this Agreement to describe the provisions for issuance of Bonds and other obligations to finance a Project.

Section 12. Accounts and Reports. All funds of the Authority shall be strictly accounted for. The Authority shall establish and maintain such funds and accounts as may be required by good accounting practice. The books and records of the Authority shall, unless provided otherwise by the Bylaws, be open to inspection by Member Utilities.

         The Treasurer of the Authority shall cause an independent audit to be made of the books of accounts and financial records of the Authority by a certified public accountant in each Fiscal Year. In each case, the audit shall conform to generally accepted auditing standards. When such an audit of accounts and records is made, a report thereof shall be filed as a public record with each Member Utility. Such report shall be filed within one hundred twenty (120) days of the end of the Fiscal Year or Years under examination.

         Any costs of the audit, including contracts with, or employment of, certified public accountants in making an audit pursuant to this Section, shall be borne by the Authority and shall be a charge against any unencumbered funds of the Authority available for that purpose. To the maximum extent possible, Project specific audit costs shall be considered a cost of such Project, consistent with Section 3(c).

         The Treasurer of the Authority, within one hundred twenty (120) days after the close of each Fiscal Year, shall give or arrange to have given a complete written report of all financial activities for such Fiscal Year to each of the Member Utilities.

Section 13.       Custody and Disbursement of Funds; Rate Refunds.

(a) The Treasurer of the Authority under the direction of the Board shall receive, have the custody of and disburse Authority funds for authorized expenditures pursuant to the accounting procedures established by the Authority's Board, and shall make the disbursements required by this Agreement or otherwise necessary to carry out any of the provisions or purposes of this Agreement and the business operations of the Authority.

(b) Except in connection with a distribution pursuant to Section 15 hereof, or a transfer or exchange for which the Authority receives fair market value on commercially reasonable terms, the Authority shall not distribute or transfer any Authority funds or any other Authority assets to any Member Utility, but shall instead reduce rates, prospectively or retroactively, for such individual projects that are allocated any such refundable amounts.

Section 14.       Addition and Withdrawal of Utilities.

(a) Member owned or municipal Public Utilities may be added as parties to this Agreement and become Member Utilities upon (i) the filing by such Public Utility of an executed counterpart of this Agreement, together with a certified copy of a resolution or ordinance of the governing body of such Public Utility approving this Agreement and the execution and delivery hereof, and (ii) adoption of a resolution of the Board by the unanimous consent of all members of the Board approving the addition of such Public Utility as a Member Utility.

(b) A Member Utility may withdraw from this Agreement upon written notice to the Board and six months' notice prior to withdrawal; provided that (i) no such withdrawal shall work to the material detriment of the remaining Member Utilities, and (ii) no such withdrawal shall result in the dissolution of the Authority until such time as any Bonds, indebtedness or other obligations incurred or caused to be issued or incurred by the Authority shall have been paid in full, or full provision shall have been made for payment, including interest until their payment date. The requirements of this Section 14(b) will be deemed to be satisfied if the withdrawing Member Utility who is a participant in a Project(s) subject to indebtedness (of any kind) enters into a written agreement with the Member Utilities participating in the same Project(s) at the time of the proposed withdrawal to reallocate all of the remaining Project Member Utilities' share of the indebtedness amongst them.

Section 15.       Dissolution of Authority.

(a)      The Authority may, subject to the limitations set forth in paragraphs
         (b) and (c) of this Section, dissolve pursuant to a dissolution plan approved by the unanimous vote of all members of the Board, after consultation between the Board and the Member Utilities.

(b)      The Authority may not dissolve:

(i) if the Authority has any Bonds or other indebtedness or obligations outstanding and the dissolution plan does not provide for the immediate redemption or defeasance of such Bonds, indebtedness, or obligations; or

(ii) if payment of all Authority debts, liabilities and other obligations or discharge by order of a bankruptcy court is not properly provided for and completed prior to dissolution or through the dissolution plan, including written notice of dissolution to all known Authority creditors and claimants against the Authority, and publication once a week for two successive weeks of a notice of dissolution in all newspapers of general circulation in each municipality, borough or cooperative region where the Authority operates; or

(iii) if a Project and other assets of the Authority are not either (i) completely transferred and conveyed to a successor entity to the Authority, nor (ii) completely and equitably distributed to Member Utilities served by the Authority prior to the dissolution or through the dissolution plan; or

(iv) if the winding up of the operations of the Authority is not properly provided for in the dissolution plan, including collection of sums owing to the Authority.

(c) A dissolution plan approved by the Board pursuant to this Section shall include provisions providing for any Project or other assets of the Authority to be either (i) completely transferred and conveyed to a successor entity that is a state or local governmental unit within the meaning of Treas. Reg. ss. 1.103-1(b); or (ii) completely and equitably distributed to the Member Utilities that are state or local governmental units within the meaning of Treas. Reg. ss. 1.103-1(b), and in the event any Member Utility is not a state or local governmental unity within the meaning of Treas. Reg. ss. 1.103-1(b), then to the municipality or municipalities served by such Member Utility.

(d) Upon compliance with paragraphs (a), (b) and (c) of this Section, the Chair shall designate by signed resolution that the Authority is dissolved and shall file such resolution in the office of the Commissioner of the Alaska Department of Commerce and Economic Development.

Section 16.       Indemnification.

(a) A properly-appointed Director, alternate, officer or employee of the Authority is not individually liable for conduct performed within the scope of his or her duties for the Authority; however, the protected person may be held individually liable for the conduct if it was not reasonable for the person to believe the conduct was not contrary to the best interests of the Authority. The Authority shall maintain a directors and officers insurance policy and such other insurance coverage as the Board shall determine to be appropriate and commercially reasonable for the protection of the Authority's Directors, alternates, committees, officers and employees in the performance of their duties for and on behalf of the Authority.

(b) The Authority shall indemnify and defend a protected person who is or may be made a party to a contested matter or legal proceeding against expenses actually and reasonably incurred in connection with the contested matter. However, the Authority may not indemnify and defend the protected person if the person did not reasonably believe the conduct to be in the best interests of the Authority. With respect to a criminal action or proceeding, the Authority shall indemnify and defend the protected person unless the person had reasonable cause to believe that the conduct was unlawful.

(c) For purposes of indemnification and insurance for Directors, alternates, officers, employees, and agents of the Authority, the following definitions apply:

(i)      "conduct" includes any action, inaction, and omission;

(ii) "legal proceeding" means any proposed, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative;

(iii) "expenses" include travel expenses, attorney fees, judgments, fines, and amounts paid in settlement;

(iv) "protected person" shall mean any past or current Director or alternate, officer, employee, or agent of the Authority acting or being named in any legal proceeding through his or her official capacity or action for the Authority Board.

Section 17. Contributions and Advances. Contributions or advances of public funds and of the use of personnel, equipment or property may be made to the Authority by the Member Utilities for any of the purposes of this Agreement. Any such advance may be made subject to repayment and, in such case shall be repaid, in the manner agreed upon by the Authority and the party making such advance at the time of such advance. Any such advance applicable to a specific Project may be repaid by the participants of the Project in accordance with an allocation agreed upon by the Project Participants.

Section 18. Immunities. All of the privileges and immunities from liabilities, exemptions from laws, ordinances and rules, all pension, relief, disability, workers' compensation and other benefits which apply to the activity of officers, agents or employees of Member Utilities when performing their respective functions within the territorial limits of their respective Public Utilities, shall apply to them to the same degree and extent while engaged as members of the Board or otherwise as an officer, agent or other representative of the Authority or while engaged in the performance of any of their functions or duties extraterritorially under the provisions of this Agreement.

Section 19. Regulation by Federal Agencies. Notwithstanding any provision contained herein, the Authority, its successors, and assigns, shall have the right to perform any and all acts required by an order of a federal agency, including the Federal Energy Regulatory Commission or its successor, affecting a Project or any portion thereof without the prior approval or consent of any of the Member Utilities. No Member Utility may veto, delay or otherwise hinder or direct its appointed Director to veto, delay or otherwise hinder the Authority's compliance with a FERC or other federal order.

Section 20. Dispute Resolution. The Member Utilities shall make a reasonable effort to resolve any claims related to the Authority which they may have against each other by good faith negotiation. Should any dispute amongst the Member Utilities not be resolved within forty-five (45) days of the dispute, this Agreement does not limit the Member Utilities from seeking any remedy available to it in law or equity. Disputes in the context of specific project agreements shall be resolved in accordance with the terms of those specific project agreements.

Section 21. Office. The principal office of the Authority shall be located in the State of Alaska as designated by majority vote of the Board. The location of the principal office of the Authority in the State of Alaska may be changed from time to time by majority vote of the Board.

Section 22. Amendments. This Agreement shall not be amended, modified or altered except by the unanimous consent of all of the Member Utilities evidenced by a written instrument duly executed by each of the Member Utilities.

Section 23. Partial Invalidity. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement shall to any extent be adjudged invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

Section 24. Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the successors of the parties hereto. No Member Utility may assign to another Public Utility any right or obligation hereunder without the unanimous written consent of the Board, which consent shall not be unreasonably withheld. In no event shall this Agreement be assigned to a party that is not a Public Utility (as that term is defined in this Agreement). Assignment of project specific agreements shall be permitted to the extent permitted under the terms of such agreements.

Section 25. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 26. Section Headings. The section headings herein are for convenience only, and are not to be construed as modifying or governing the language in the section referred to.

Section 27. Alaska Statutes. All references to the Alaska Statutes contained in this Agreement refer to the identified provisions of the Alaska Statutes as the same may be amended, restated, supplemented, repealed and/or replaced from time to time.

Section 28. Governing Law. This Agreement is made in the State of Alaska, under the Constitution and laws of the State, and is to be so construed. Venue for any action brought under this Agreement shall be in Anchorage or Fairbanks.

Section 29. Prevailing Party. Should litigation arise concerning this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and court costs at trial and on appeal in addition to any other relief which may be awarded.

Section 30. Entire Agreement. This Agreement and the Bylaws represent the complete and exclusive statement of the agreement among the parties hereto, which supersedes and merges all prior proposals, understandings and other agreements, whether oral, written or implied in conduct, between and among the parties relating to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper officers thereunto duly authorized as of the day and year first above written.

                            INITIAL MEMBER UTILITIES:


                            THE MUNICIPALITY OF ANCHORAGE
                            d/b/a Municipal Light & Power

                            By: /s/ James M. Posey

                            Name: James M. Posey

                            Title: General Manager


                            CHUGACH ELECTRIC ASSOCIATION, INC.

                            By: /s/ Evan J. Griffith

                            Name: Evan J. Griffith

                            Title: CEO


                            GOLDEN VALLEY ELECTRIC ASSOCIATION, INC.

                            By: /s/ Steven Haagenson

                            Name: Steven Haagenson

                            Title: President & CEO